EXHIBIT 5.1


                     JENKENS & GILCHRIST PARKER CHAPIN LLP

                                                              AUSTIN, TEXAS
                                                             (512) 499-3800
                             THE CHRYSLER BUILDING          CHICAGO, ILLINOIS
                             405 LEXINGTON AVENUE             (312) 425-3900
                            NEW YORK, NEW YORK 10174          DALLAS, TEXAS
                                                              (214) 855-4500
                                                              HOUSTON,TEXAS
                                (212) 704-6000                (713) 951-3300
                            FACSIMILE (212) 704-6288     LOS ANGELES, CALIFORNIA
                                                              (310) 820-8800
                                www.jenkens.com            SAN ANTONIO, TEXAS
                                                              (210)246-5000
                                                             WASHINGTON, D.C.
                                                              (202) 326-1500


                                                 February 3, 2004

Global Payment Technologies, Inc.
425B Oser Avenue
Hauppauge, New York 11788

Ladies and Gentlemen:

         We have acted as counsel to Global Payment Technologies, Inc., a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 300,000 shares of its common stock, par value $.01 per share (the "Shares"), to certain executives, directors and employees of, and consultants to, the Company issuable upon exercise of options that either have been, or from time to time may be, granted by the Company under its 2000 Stock Option Plan (the "2000 Plan").

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the (i) Company's Certificate of Incorporation, as amended, (ii) Company's By-laws, as amended, (iii) minutes from the Company's annual meeting held on March 21, 2000, at which the 2000 Plan was adopted by the stockholders of the Company, and (iv) 2000 Plan and the form of stock option contract for the 2000 Plan. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.


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                     JENKENS & GILCHRIST PARKER CHAPIN LLP



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         Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

         Finally, we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued pursuant to the exercise of options granted or that may be granted under the 2000 Plan, when issued pursuant to the provisions of the 2000 Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                           Very truly yours,



                                           Jenkens & Gilchrist Parker Chapin LLP



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                     JENKENS & GILCHRIST PARKER CHAPIN LLP


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Prepared by:      /s/ Giovanni Caruso      Giovanni Caruso
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Reviewed by:      /s/ Richard A. Rubin     Richard A. Rubin
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Signed by:        /s/ Michael J. Shef      Michael J. Shef
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